401(k) Stock Purchase Plan for the Employees of
Cullen/Frost Bankers, Inc. and Its Affiliates

Financial Statements and Supplemental Schedules

Years Ended December 31, 2001 and 2000 with Report of Independent
Auditors

             401(k) Stock Purchase Plan for the Employees of
              Cullen/Frost Bankers, Inc. and Its Affiliates

                          Financial Statements
                       and Supplemental Schedule


                  Years Ended December 31, 2001 and 2000




                                Contents

Report of Independent Auditors                                       1


Audited Financial Statements

Statements of Net Assets Available for Benefits                      2
Statements of Changes in Net Assets Available for Benefits           3
Notes to Financial Statements                                        4


Supplemental Schedule

Schedule H, Line 4I - Schedule of Assets (Held at End of Year)     10

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                          Supplemental Schedule

                     Report of Independent Auditors



Compensation and Benefits Committee of the 401(k) Stock Purchase Plan for the Employees of
  Cullen/Frost Bankers, Inc. and Its Affiliates
San Antonio, Texas

We have audited the accompanying statements of net assets available for benefits of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2001 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                             /s/ERNST and YOUNG LLP
San Antonio, Texas
May 16, 2002

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates

            Statements of Net Assets Available for Benefits


                                          December 31
                                     2001             2000
                                  ----------------------------
Assets
Investments, at fair value        $ 157,746,380  $ 184,356,289
Cash equivalents                              -         19,785
Receivables:
Employer contributions                  268,394        231,819
Participants' contributions             337,745        306,542
Interest                                      -          1,180
                                  ----------------------------
Net assets available for benefits $ 158,352,519  $ 184,915,615


See accompanying notes.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates

            Statements of Net Assets Available for Benefits




                                          Year Ended December 31
                                            2001          2000
                                         ---------------------------
Additions to net assets attributed to:
 Investment income:
  Interest                               $  1,007,707   $  1,070,780
  Dividends                                 1,520,055      2,548,542
                                         ---------------------------
                                            2,527,762      3,619,322

 Contributions:
  Employer                                  6,244,537      5,726,216
  Participants                              8,857,529      8,819,740
                                         ---------------------------
Total additions                            17,629,828     18,165,278

Deductions from net assets attributed to:
 Benefits paid to participants              8,185,119      9,081,789
 Administrative fees                           53,299              -
                                         ---------------------------
Total deductions                            8,238,418      9,081,789
                                         ---------------------------
Net increase                                9,391,410      9,083,489

Net (depreciation) appreciation in
 fair value of investments                (35,954,506)    48,137,514
Transfer of funds due to plan merger                -      4,474,652

Net assets available for benefits at
 beginning of year                        184,915,615    123,219,960
                                         ---------------------------
Net assets available for benefits at
 end of year                             $158,352,519   $184,915,615
                                         ===========================



See accompanying notes.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


                      Notes to Financial Statements

                       December 31, 2001 and 2000


1.  Significant Accounting Policies

The accounting records of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (the Plan) are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

The Plan's investments are comprised of common stock of Cullen/Frost Bankers, Inc. (CFBI) and various mutual funds, which are stated at fair value based on quoted market prices on the valuation date. Investments in common collective trusts are stated at fair value as determined by the issuer. Changes in fair market value and gains and losses on the sale of investment securities are reflected in the statements of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments. Money market investments and loans to participants are valued at cost, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date. Interest is recorded on the accrual basis.

Certain administrative expenses of the Plan are paid by CFBI.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The following is a general description of the Plan. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


               Notes to Financial Statements (continued)

                     December 31, 2001 and 2000


2.  Description of the Plan (continued)

General

The Plan is a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code (IRC) and covers full-time employees who complete 90 days of service and part-time employees who complete 90 days of service and are scheduled to work more than 1,000 hours in a year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions and Investment Options

Participants may contribute an amount not less than 2% and not exceeding 16% of their compensation, limited by 401(k) regulations, and may direct investments of their accounts into various investment options offered by the Plan. Participants are able to invest their contributions in these funds in 1% increments. CFBI matches 100% of the participants' contributions up to 6% of the participants' compensation. The match is initially invested in the common stock of CFBI. Each participant may elect to direct the investment of the matching contributions into other allowed investment options by electing to make investment transfers after such contributions are allocated to his or her account.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) CFBI's contributions and (b) plan earnings. Forfeited balances of terminated participants' nonvested accounts are used to restore forfeitures of reemployed participants, pay administrative expenses to the extent not paid by CFBI, or reduce future company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Vesting

Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Effective January 1, 1999, participants are fully vested in all contributions in their participant accounts. Participants who terminated employment prior to January 1, 1999 remain subject to the five years of service for 100% vesting.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


               Notes to Financial Statements (continued)

                     December 31, 2001 and 2000


2.  Description of the Plan (continued)

Participant Loans and Withdrawals

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of $50,000 or 50% of their account balance, reduced by the highest amount of any loan outstanding within the previous twelve months. Loan terms range from 1 to 5 years or up to 30 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates. Principal and interest are paid ratably through semimonthly payroll deductions. Subject to Internal Revenue Service
(IRS) limitations, participants may make hardship withdrawals from a portion of their 401(k) contributions to pay for an immediate and heavy financial need.

Payment of Benefits

In the event of death, disability, or retirement, a participant will receive a lump-sum payment of his (her) account in the Plan and all amounts which have been allocated to his (her) plan account. In the event of termination of employment with the employer for any other reason, the participant is entitled to the vested portion of his (her) account in the Plan and all vested amounts which have been allocated to his (her) plan account. Terminated participants are required to take a distribution upon turning age 65. Active participants have the option at age 70 1/2 as to whether or not they wish to begin minimum required distributions.

Plan Termination

Although it has not expressed any intent to do so, CFBI has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


               Notes to Financial Statements (continued)

                     December 31, 2001 and 2000


3.  Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                  December 31
                                              2001           2000
                                          ---------------------------
Net assets available for benefits per the
 financial statements                     $158,352,519  $184,915,615
Amounts allocated to withdrawing
 Participants                                  (34,781)       (5,021)
                                          ---------------------------
Net assets available for benefits per the
 Form 5500                                $158,317,738  $184,910,594
                                          ===========================


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                          Year Ended December 31
                                            2001           2000
                                       ----------------------------
Benefits paid to participants per the
 financial statements                    $8,185,119    $9,081,789
Add: Amounts allocated to withdrawing
 participants at the end of the year         34,781         5,021
Less: Amounts allocated to withdrawing
 participants at the end of the prior year   (5,021)      (35,268)
                                        ---------------------------
Benefits paid to participants per the
 Form 5500                               $8,214,879    $9,051,542
                                         ==========================


Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


               Notes to Financial Statements (continued)

                     December 31, 2001 and 2000


4.  Income Tax Status

The Plan has received a determination letter from the IRS dated October 26, 1996, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of this determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The plan administrator believes the Plan is being operated in compliance with the applicable requirements of the IRC and, therefore, believes the Plan, as amended, is qualified and the related trust is tax-exempt.

5.  Investments

The following presents individual investments that represent 5% or more of the Plan's net assets:

                                                 December 31
                                             2001            2000
                                         ----------------------------
Cullen/Frost Bankers, Inc. common stock,
 3,105,713 shares and 3,011,809 shares,
 respectively                            $95,904,490*  $125,860,070*

Fidelity Money Market Fund                         -     10,235,985

Cash Reserves Fund                        12,762,182              -

Frost EB Large Cap Core Fund              10,569,267     14,330,030

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates


               Notes to Financial Statements (continued)

                     December 31, 2001 and 2000


5.  Investments (continued)

The Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) (depreciated) appreciated in value, as follows:

                                      Year Ended December 31
                                       2001            2000
                                    --------------------------
Common collective trusts            $ (1,333,858)  $   287,145
Mutual funds                          (2,180,783)   (2,338,470)
Common stock                         (32,439,865)   50,188,839
                                    --------------------------
                                    $(35,954,506)  $48,137,514
                                    ==========================

6.  Risk and Uncertainties

The Plan provides for various investments in common stock, mutual funds, common collective trusts, and short-term investments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility risk. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits and participant account balances.

7.  Plan Merger

On May 1, 1999, CFBI acquired Professional Insurance Agents Inc. As a result of this acquisition, assets from the Professional Insurance Agents Inc., 401(k) Plan & Trust were merged into the Plan during 2000.

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates
                   EIN: 74-1751768     Plan No.: 003

     Schedule H, Line 4I - Schedule of Assets (Held at End of Year)

                           December 31, 2001


                            Description of Investment,
    Identity of Issue,       Including Maturity Date,
    Borrower, Lessor,      Rate of Interest, Collateral,     Current
    or Similar Party           Par or Maturity Date           Value
------------------------------------------------------------------------
*Cullen/Frost Bankers, Inc.   Common stock
                                3,105,713 shares             $95,904,490

Invesco Dynamics Fund         Mutual fund                        216,168

*Participant loans            Interest accrued at Frost
                                National Bank prime rate,
                                varying maturity dates,
                                5.00% - 10.50% charged
                                during 2001                    9,436,526

*Invesco Cash Reserves Fund   Money market                    12,762,182

IRT Intermediate Return Fund  Mutual fund                        116,243

*Frost EB Fixed Income Fund   Common collective trust          3,992,311

*CFBI Liquidity Fund          Liquidity fund                      27,761

*Frost EB Large Cap Core Fund Common collective trust         10,569,267

IRT Growth and Income Fund    Mutual fund                      5,664,454

            401(k) Stock Purchase Plan for the Employees of
             Cullen/Frost Bankers, Inc. and Its Affiliates
                   EIN: 74-1751768     Plan No.: 003

Schedule H, Line 4I - Schedule of Assets (Held at End of Year)(continued)

                           December 31, 2001


                           Description of Investment,
    Identity of Issue,       Including Maturity Date,
    Borrower, Lessor,      Rate of Interest, Collateral,     Current
    or Similar Party           Par or Maturity Date           Value
------------------------------------------------------------------------
IRT Maximum Appreciation
 Fund                         Mutual fund                   $  3,393,795

*Frost EB Small Cap Value
 Fund                         Common collective trust            526,618

IRT 500 Index                 Mutual fund                      6,667,666

AIM Aggressive Growth Fund    Mutual fund                      1,714,260

*Frost EB International Fund  Common collective trust            124,983

AIM International Equity Fund Mutual fund                      4,585,276

AIM Basic Value Fund          Mutual fund                      2,044,380
                                                       -----------------
                                                            $157,746,380
                                                       =================


* Denotes party-in-interest